UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2018

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

0-1402

(Commission File Number)

Ohio	34-1860551
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio

44117

(Address of Principal Executive Offices, with Zip Code)

Registrant’s telephone number, including area code: (216) 481-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of the Company was held on Thursday, April 19, 2018 at Lincoln Electric’s Welding Technology & Training Center, 22800 St. Clair Avenue, Cleveland, Ohio. At the 2018 Annual Meeting, 56,632,636 shares, of the 65,618,884 shares that were outstanding and entitled to vote (86.3%), were represented in person or by proxy, constituting a quorum.

The final results of voting on each of the matters submitted for a vote of security holders at the 2018 Annual Meeting are as follows:

Proposal 1 - Shareholders elected ten directors, each to hold office until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Curtis E. Espeland	46,491,280	148,828	9,992,528
Stephen G. Hanks	46,329,316	310,792	9,992,528
Michael F. Hilton	43,509,484	3,130,624	9,992,528
G. Russell Lincoln	45,891,192	748,916	9,992,528
Kathryn Jo Lincoln	46,104,433	535,675	9,992,528
William E. MacDonald, III	46,276,405	363,703	9,992,528
Christopher L. Mapes	45,619,982	1,020,126	9,992,528
Phillip J. Mason	46,518,637	121,471	9,992,528
Ben P. Patel	46,517,330	122,778	9,992,528
Hellene S. Runtagh	46,281,710	358,398	9,992,528

Proposal 2 - Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2018, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,076,746	455,963	99,927	0

Proposal 3 - Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,880,518	912,381	1,847,209	9,992,528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: April 23, 2018	By:	/s/ Jennifer Ansberry
Jennifer Ansberry
Executive Vice President, General Counsel & Secretary